Exhibit 107

Calculation of Fee Tables

Form S-8

(Form Type)

enVVeno Medical Corporation

(Exact Name of Registrant as Specified in Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered(1)(2)		Proposed Maximum Aggregate Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock (par value $0.00001 per share)	Other(3)	2,439,976	(4)	$5.13	(3)	$12,517,076.88	$147.60 per $1 million	$1,847.52
Total Offering Amounts							$12,517,076.88	—	$1,847.52
Total Fee Offsets(4)									—
Net Fee Due									$1,847.52

1.	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement will also cover any additional shares of the common stock of enVVeno Medical Corporation (the “Registrant”) that become issuable under the Registrant’s Amended and Restated 2016 Omnibus Incentive Plan (the “2016 Plan”), by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.
2.	Pursuant to Rule 429 under the Securities Act, this Registration Statement is deemed to be a post-effective amendment to the Registrant’s (i) Registration Statement on Form S-8 (File No. 333-225569) filed on June 12, 2018, for which the Registrant paid a registration fee of $3,447.00 to register 180,000 shares of common stock for issuance under the 2016 Plan, (ii) Registration Statement on Form S-8 (File No. 333-256504) filed on May 26, 2021, for which the Registrant paid a registration fee of $268.98 to register 420,000 shares of common stock for issuance under the 2016 Plan, and (iii) Registration Statement on Form S-8 (File No. 333-264361) filed on April 18, 2022, for which the Registrant paid a registration fee of $2,284.87 to register 3,900,000 shares of common stock for issuance under the 2016 Plan.
3.	Estimated pursuant to Rule 457(c) under the Securities Act solely for the purposes of calculating the amount of the registration fee based on the average of the high and low prices reported in the consolidated reporting system within 5 business days prior to the date of filing the Registration Statement.
4.	Represents the number of shares of common stock issuable pursuant to awards granted under the 2016 Plan. The number of shares reserved for issuance under the 2016 Plan shall at all times be equal to at least 20% of the issued and outstanding shares of the Company on a fully diluted basis. This explanation is provided for information purposes only. The potential issuance of such shares is not being registered on this Registration Statement
5.	The Registrant does not have any fee offsets.